Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Whirlpool 401(k) Retirement Plan
Benton Harbor, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-179695) of Whirlpool Corporation of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of the Whirlpool 401(k) Retirement Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Grand Rapids, MI
June 26, 2020